EXHIBIT 99.1:

CERTIFICATIONS

In connection with the Quarterly Report of Exchange Bancshares, Inc. on Form 10-QSB for the period ending March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jeffery A. Robb, President and Chief Executive Officer of Exchange Bancshares, Inc., certify, that:

     (1)  I have reviewed this quarterly report on Form 10-QSB of Exchange Bancshares, Inc.;

     (2)  Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

     (3)  Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations, and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

     (4)  Exchange Bancshares, Inc.’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures, as defined in Exchange Act Rules 13a-14 and 15d-14, for Exchange Bancshares, Inc. and we have:

     (a)  Designed such disclosure controls and procedures to ensure that material information relating to Exchange Bancshares, Inc., including its consolidated subsidiaries, is made known to us by others with those entities, particularly during the period in which the quarterly report is being prepared;

     (b)  Evaluated the effectiveness of the registrant’s disclosure control and procedures as of a date within 90 days prior to the filing date of this quarterly report (the Evaluation Date); and

     (c)   Presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date.

     (5)  Exchange Bancshares, Inc.’s other certifying officer and I have disclosed, based on our most recent evaluation, to Exchange Bancshares, Inc.’s auditors and the audit committee of Exchange Bancshares, Inc.’s board of directors:

     (a)  All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize, and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

     (b)  Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls.

Exchange Bancshares, Inc.’s other certifying officer and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

/s/ Jeffery A. Robb, Sr.

Jeffery A. Robb, Sr.

President and Chief Executive Officer

May 14, 2003